ASSIGNMENT AGREEMENT

In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Howard A. Foote, an individual, and Universal Power Vehicles Corporation, a corporation created and existing under and by virtue of the laws of the State of Nevada (hereinafter collectively, "Assignors"), hereby assign, transfer and convey to Alchemy Enterprises, Ltd., a corporation created and existing under and by virtue of the laws of the State of Nevada, its successors, legal representatives, and assigns (hereinafter "Assignee"), the Assignors' entire right, title and interest in and to:

the invention entitled POWER GENERATION USING METAL-OXYGEN ELECTROCHEMICAL REACTION, and the provisional application based thereon filed on the 9th day of January, 2006, and assigned Application No. 60/757,037;

the invention entitled POWER CELL FUELED BY HYDROGEN GENERATED FROM RECYCLED BY-PRODUCT OF A METAL REACTION, and the provisional application based thereon filed on the 2nd day of February, 2006, and assigned Application No. 60/764,360;

the invention entitled POWER CELL FUELED BY MAGNESIUM GENERATED FROM RECYCLED REACTION BY-PRODUCT, and the provisional application based thereon filed on the 7th day of February, 2006, and assigned Application No. 60/765,720;

the invention entitled

A POWER ON DEMAND SYSTEM, and the provisional application based thereon filed on the 30th day of June, 2006, and assigned Application No. 60/817,378;

and in and to all patents to be issued pursuant to said applications and any non-provisionals, divisionals, continuations, continuations in part, extensions, renewals, reexaminations and reissues thereof; and in and to all applications for patents or similar legal protection which may hereafter be filed for said inventions in any country, and all patents or similar legal protection which may be granted for said inventions in any country and all extensions and renewals or legal equivalent thereof.

Assignors hereby authorize and request the Director of Patents and Trademarks of the United States, and any official of any other country whose duty it is to issue patents or similar legal protection on said applications, to issue patents or similar legal protection for said inventions to Assignee, the same to be held by Assignee for its own use and benefit, to the full end of the term for which said patents or similar legal protection are or may be granted, as fully and entirely as the same would have been held and enjoyed by Assignors had this assignment not been made.

Assignors hereby further agree, upon the request of Assignee, to execute any and all applications for non-provisionals, divisionals, continuations and/or continuations in part for said inventions or improvements and any supplemental oath or declaration relating thereto, and any applications for the reissue or extension of any patent that may be granted upon said applications that Assignee may deem necessary or expedient.  Assignors further agree that in the event any said applications, or patents issued thereon, becomes involved in an interference, upon request of Assignee, Assignors will cooperate to the best of their ability with Assignee in preparing the preliminary statement and giving and producing evidence in support thereof.  Assignors hereby agree to perform, upon such request, any and all affirmative acts to obtain said patents or similar legal protection, and vest all rights therein in Assignee, as fully and entirely as the same would have been held and enjoyed by Assignors if this assignment had not been made.

Assignors hereby covenant and warrant that as of the date hereof they are the true and lawful owners of the entire, right, title and interest in said inventions, applications, and patents which may issue pursuant thereto, that they have the full right and power to convey the same, that the same are free and clear of all liens, charges and encumbrances whatsoever, and that they have not executed and will not execute any agreement in conflict herewith.

WITNESS my hand and seal this 7th day of September, 2006.

/s/ Howard A. Foote

Howard A. Foote

Universal Power Vehicles Corporation

/s/ Howard A. Foote

Name: Howard A. Foote

Title: President

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